                                                                     EXHIBIT 4.2

                                                As amended on December 10, 1996




                            BUSINESS RESOURCE GROUP

                       1995 DIRECTORS' STOCK OPTION PLAN

         1. Purposes of the Plan. The purposes of this Directors' Stock Option Plan are to attract and retain the best available personnel for service as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

                 All options granted hereunder shall be "nonstatutory stock options".

         2. Definitions. As used herein, the following definitions shall apply:

                 (a) "Board" shall mean the Board of Directors of the Company.

                 (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                 (c) "Common Stock" shall mean the Common Stock of the Company.

                 (d) "Company" shall mean Business Resource Group, a California corporation.

                 (e) "Continuous Status as a Director" shall mean the absence of any interruption or termination of service as a Director.

                 (f)      "Director" shall mean a member of the Board.

                 (g) "Employee" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

                 (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                (i) "Option" shall mean a stock option granted pursuant to the Plan.

                (j) "Optioned Stock" shall mean the Common Stock subject to an Option.

                (k) "Optionee" shall mean an Outside Director who receives an Option.

                 (l) "Outside Director" shall mean a Director who is not an Employee.

                 (m) "Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

                 (n)      "Plan"  shall mean this 1995 Directors' Stock Option
Plan.

                 (o) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

                 (p) "Subsidiary" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

                 (q) "S Corporation" shall mean a corporation that meets the requirements of Sections 1361 and 1362 of the Code.

         3.      Stock Subject to the Plan.  Subject to the provisions of
Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 175,000 Shares (the "Pool") of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

                 If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. If Shares which were acquired upon exercise of an Option are subsequently repurchased by the Company, such Shares shall not in any event be returned to the Plan and shall not become available for future grant under the Plan.

         4.      Administration of and Grants of Options under the Plan.

                 (a) Administrator. Except as otherwise required herein, the Plan shall be administered by the Board.

                 (b) Procedure for Grants. All grants of Options hereunder shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

                         (i)      No person shall have any discretion to select
which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

                        (ii) Each Outside Director shall be automatically granted an Option to purchase 20,000 Shares (the "First Option") on the date on which the later of the following events occurs: (A) the effective date of this Plan, as determined in accordance with Section 6 hereof, or (B) the date on which such person first becomes an Outside Director, whether through election by the shareholders of the Company or appointment by the Board of Directors to fill a vacancy.

                       (iii) After the First Option has been granted to an Outside Director, such Outside Director shall thereafter be automatically granted an Option to purchase 5,000 Shares (a "Subsequent Option") on the first calendar day of the Company's fiscal year, provided that, on such date, he or she shall have served on the Board for at least three (3) months.

                        (iv)      Notwithstanding the provisions of subsections
(ii) and (iii) hereof, in the event that a grant would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased upon exercise of Options to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action of the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

                         (v)      Notwithstanding the provisions of subsections
(ii) and (iii) hereof, any grant of an Option made before the Company has obtained shareholder approval of the Plan in accordance with Section 17 hereof shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with Section 17 hereof.

                        (vi) The terms of each First Option granted hereunder shall be as follows:

                                  (1)      the First Option shall be
exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 9 hereof.

                                  (2)      the exercise price per Share shall
be 100% of the fair market value per Share at the beginning of the date of grant of the First Option, determined in accordance with Section 8 hereof.

                                  (3)      the First Option shall become
exercisable in installments cumulatively as to 25% of the Shares subject to the First Option on each of the first, second, third and fourth anniversaries of the date of grant of the First Option.

                       (vii) The terms of each Subsequent Option granted hereunder shall be as follows:

                                  (1)      the Subsequent Option shall be
exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 9 hereof.

                                  (2)      the exercise price per Share shall
be 100% of the fair market value per Share at the beginning of the date of grant of the Subsequent Option, determined in accordance with Section 8 hereof.

                                  (3)      the Subsequent Option shall become
exercisable as to one hundred percent (100%) of the Shares subject to the Subsequent Option on the fourth anniversary of the date of grant of the Subsequent Option.

                 (c) Powers of the Board. Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (ii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; and (vi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

                 (d) Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

                 (e) Suspension or Termination of Option. If the President or his or her designee reasonably believes that an Optionee has committed an act of misconduct, the President may suspend the Optionee's right to exercise any option pending a determination by the Board of Directors (excluding the Outside Director accused of such misconduct). If the Board of Directors (excluding the Outside Director accused of such misconduct) determines an Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his or her estate shall be entitled to exercise any option whatsoever. In making such determination, the Board of Directors (excluding the Outside Director accused of such misconduct) shall act fairly and shall give the Optionee an opportunity to appear and present evidence on Optionee's behalf at a hearing before the Board or a committee of the Board.

         5. Eligibility. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4(b) hereof. An Outside Director who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options in accordance with such provisions.

                 The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

         6. Term of Plan; Effective Date. The Plan shall become effective on the date of its adoption by the Board of Directors of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 13 of the Plan.

         7. Term of Option. The term of each Option shall be ten (10) years from the date of grant thereof.

         8.      Exercise Price and Consideration.

                 (a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be 100% of the fair market value per Share on the date of grant of the Option.

                 (b) Fair Market Value. The fair market value shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices of the Common Stock in the over-the-counter market on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ" System) or, in the event the Common Stock is traded on the NASDAQ National Market or listed on a stock exchange, the fair market value per Share shall be the closing price on such system or exchange on the date of grant of the Option, as reported in The Wall Street Journal. With respect to any Options granted hereunder concurrently with the initial effectiveness of the Plan, the fair market value shall be equal to the initial public offering price of the Company's Common Stock as set forth on the cover page of the prospectus relating to such initial public offering.

                 (c) Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option shall consist entirely of cash, check, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised (which, if acquired from the Company, shall have been held for at least six months), or any combination of such methods of payment and/or any other consideration or method of payment as shall be permitted under applicable corporate law.

         9.      Exercise of Option.

                 (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times as are set forth in
Section 4(b) hereof; provided, however, that no Options shall be exercisable prior to shareholder approval of the Plan in accordance with Section 17 hereof has been obtained.

                          An Option may not be exercised for a fraction of a
Share.

                          An Option shall be deemed to be exercised when
written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

                          Exercise of an Option in any manner shall result in a
decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                 (b) Termination of Status as a Director. If an Outside Director ceases to serve as a Director, he or she may, but only within ninety
(90) days (or such other period of time not exceeding six (6) months as is determined by the Board) after the date he or she ceases to be a Director of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in
Section 7 has expired. To the extent that such Outside Director was not entitled to exercise an Option at the date of such termination, or does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

                 (c) Disability of Optionee. Notwithstanding Section 9(b) above, in the event a Director is unable to continue his or her service as a Director with the Company as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), he or she may, but only within six (6) months (or such other period of time not exceeding twelve (12) months as is determined by the Board) from the date of such termination, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in
Section 7 has expired. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

                 (d)      Death of Optionee.  In the event of the death of an
Optionee:

                         (i)      During the term of the Option who is, at the
time of his or her death, a Director of the Company and who shall have been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised, at any time within six (6) months (or such lesser period of time as is determined by the Board) following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as Director for six (6) months (or such lesser period of time as is determined by the Board) after the date of death. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired.

                        (ii) Within three (3) months (or such lesser period of time as is determined by the Board) after the termination of Continuous Status as a Director, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination. Notwithstanding the foregoing, in no event may the option be exercised after its term set forth in Section 7 has expired.

                 (e) Conditions upon Exercise. Notwithstanding the foregoing, if the Company is an S Corporation at the time when an Optionee intends to exercise an Option:



                          (i)   the Option will not be exercisable if the
purchase of the Optioned Stock would cause the 35 shareholder limit of Section 1361 of the Code to be exceeded; and

                          (ii)   if the exercise is not prohibited by paragraph
(i) above, the Optionee shall be required, as a condition to such exercise, to sign the Buy - Sell Agreement dated October 31, 1987, as amended, among the shareholders of the Company.

         10. Nontransferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by an Optionee does not constitute a transfer. An Option may be exercised during the lifetime of an Optionee only by the Optionee or a transferee permitted by this Section.

         11.     Adjustments Upon Changes in Capitalization or Corporate
Transactions.

                 (a) Adjustment. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

                 (b) Change of Ownership. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company's assets, (iii) a merger or consolidation in which the Company is not the surviving corporation, or (iv) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, the Company shall give to the Outside Director, at the time of adoption of the plan for liquidation, dissolution, sale, merger, consolidation or reorganization, either a reasonable time thereafter within which to exercise the Option, prior to the effectiveness of such liquidation, dissolution, sale, merger, consolidation or reorganization, at the end of which time the Option shall terminate, or the right to exercise the Option (or receive a substitute option with comparable terms) as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such liquidation, dissolution, sale, merger, consolidation or reorganization.

         12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4(b) hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

         13.     Amendment and Termination of the Plan.

                 (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain approval of the shareholders of the Company to Plan amendments to the extent and in the manner required by such law or regulation. Notwithstanding the foregoing, the provisions set forth in Section 4 of this Plan (and any other Sections of this Plan that affect the formula award terms required to be specified in this Plan by Rule 16b-3) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

                 (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan that would impair the rights of any Optionee shall not affect Options already granted to such Optionee and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

         14.     Conditions Upon Issuance of Shares.

                 (a) Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                 (b) Condition to Exercise. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

                 (c) No Liability. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         16. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

         17. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company at or prior to the first annual meeting of shareholders held subsequent to the granting of an Option hereunder. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon. If such shareholder approval is obtained by written consent, it may be obtained by the written consent of the holders of a majority of the outstanding shares of the Company. Options may be granted, but not exercised, before such shareholder approval. If the shareholders fail to approve this Plan within the required time period, any Options granted under this Plan shall be void, and no additional options shall be granted.

         18. Additional Restrictions of Rule 16b-3. The terms and conditions of Options granted hereunder shall comply with the applicable provisions of Rule 16b-3. This Plan and the Options granted hereunder shall be deemed to contain such additional conditions and restrictions as may be required for this Plan to qualify as a "formula plan" under Rule 16b-3, as then applicable to the Company, and to qualify for the maximum exemptions from
Section 16 of the Exchange Act with respect to Plan transactions.

                            BUSINESS RESOURCE GROUP

                       1995 DIRECTORS' STOCK OPTION PLAN

                  DIRECTOR NONSTATUTORY STOCK OPTION AGREEMENT

Optionee:        [OPTIONEE]

Address:         [STREET ADDRESS]

                 [CITY ADDRESS]

Total Shares Subject to Option:  [SHARES]

Exercise Price Per Share:  [PRICE PER SHARE]
Date of Grant:  [GRANT DATE]

Expiration Date:  [EXPIRATION DATE]

Type of Stock Option:  Nonstatutory Stock Option

         1. Grant of Option. Business Resource Group (the "Company"), a California corporation, hereby grants to the Optionee named above ("Optionee") an option (the "Option") to purchase a total of up to [SHARES SPELLED OUT] ([SHARES]) shares of Common Stock of the Company (the "Shares") at the exercise price per share set forth above (the "Exercise Price"), subject to all of the terms and conditions of this Director Nonstatutory Stock Option Agreement ("Agreement") and the Company's 1995 Directors' Stock Option Plan (the "Plan"). The terms defined in the Plan shall have the same defined meanings herein.

                 A. Nature of the Option. This Option is a nonstatutory stock option and is not intended to qualify for any special tax benefits to the Optionee.

                 B. Exercise Price. The exercise price is [PRICE PER SHARE] for each share of Common Stock, which is 100% of the Fair Market Value of the Common Stock as determined on the date of grant of this Option.

         2. Exercise Period of Option. Subject to the terms and conditions of the Plan and this Grant, this Option shall become exercisable as follows:

         [VESTING SCHEDULE]

         3. Restrictions on Exercise. Exercise of this Option is subject to the following limitations:

                 A. This Option may not be exercised unless such exercise is in compliance with the Securities Act of 1933, as amended, and all applicable state securities laws, as they are in effect on the date of exercise.

                 B. If, at the time of the exercise of this Option, the Optionee is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), then the Optionee must comply with Rule 16b-3 under the Exchange Act and such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

         4. Termination of Status as a Director. If an Outside Director ceases to serve as a Director for any reason other than death or disability, he or she may, but only within ninety (90) days after the date he or she ceases to be a Director of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise an Option at the date of such termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

     5. Disability of Director. Notwithstanding Section 4 above, in the event an Outside Director is unable to continue his or her service as a Director with the Company as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, but only within six
(6) months from the date of termination of such service (but in no event later than the date of expiration of the term of this Option as set forth in the Notice of Stock Option Grant), exercise the Option to the extent otherwise so entitled at the date of such termination. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified in this Agreement, the Option shall terminate.

     6. Death of Director. Notwithstanding Section 5 above, in the event of the death an Outside Director while serving as a Director of the Company or within three (3) months of terminating such service, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in the Notice of Stock Option Grant), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance to the extent the Optionee was entitled to exercise such Option on the date of death, provided, however, that if the Director dies while serving as a Director, the Option will be exercisable to the extent of the right to exercise that would have accrued had the Director continued living and serving as a Director for six (6) months after the date of death.

         7.      Manner of Exercise.

                 A. This Option shall be exercisable by delivery to the Company of an executed written Director Stock Option Exercise Notice and Agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Company, which shall set forth Optionee's election to exercise this Option, the number of Shares being purchased, any restrictions imposed on the Shares and such other representations and agreements regarding Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws.

                 B. The Director Stock Option Exercise Notice and Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased (i) in cash, (ii) by check, (iii) by delivery of other shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares being purchased (which, if acquired from the Company, shall have been held for at least six months) or
(iv) by any combination of the foregoing methods of payment.

                 C. Prior to the issuance of the Shares upon exercise of this Option, Optionee must pay or make adequate provision for any applicable federal or state withholding obligations of the Company.

                 D. Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Optionee or Optionee's legal representative.

         8. Compliance with Laws and Regulations. The issuance and transfer of Shares shall be subject to compliance by the Company and the Optionee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's Common Stock may be listed at the time of such issuance or transfer. Optionee understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

         9. Nontransferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this option shall be binding upon the executors, administrators, successors and assigns of the Optionee.

         10. Federal Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT HIS OR HER OWN TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES. THIS SUMMARY DOES NOT DISCUSS STATE OR LOCAL TAX CONSEQUENCES OF EXERCISE OF THIS OPTION AND DISPOSITION OF THE SHARES.

                 A. Taxation Upon Exercise of Option. Optionee understands that, upon exercise of this Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then fair market value of the Shares purchased over the exercise price paid for such Shares. Since the Optionee is likely to be subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the measurement and timing of such income may be deferred, and the Optionee is advised to contact a tax adviser concerning the desirability of filing an 83(b) election in connection with the exercise of the Option. Upon a resale of such Shares by the Optionee, any difference between the sale price and the exercise price of the Shares, to the extent not included in income as described above, will be treated as capital gain or loss, which will be long-term if the shares have been held for more than one year.

         11. Interpretation. Any dispute regarding the interpretation of this agreement shall be submitted by Optionee or the Company forthwith to the Company's Board of Directors or the committee thereof that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee.

         12. Entire Agreement. The Plan and the Director Stock Option Exercise Notice and Agreement attached as Exhibit A are incorporated herein by reference. This Grant, the Plan and the Director Stock Option Exercise Notice and Agreement constitute the entire agreement of the parties regarding the Option and supersede all prior undertakings and agreements with respect to the subject matter hereof.

                            BUSINESS RESOURCE GROUP





                                        By:
                                           -----------------------------------



                                        Its:
                                             ---------------------------------

                                   ACCEPTANCE

         Optionee hereby acknowledges receipt of a copy of the Plan, represents that Optionee has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and conditions of the Plan and this Grant. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that Optionee should consult a tax adviser prior to such exercise or disposition.



                                  -----------------------------------------
                                  [OPTIONEE]

                                   EXHIBIT A

        DIRECTOR NONSTATUTORY STOCK OPTION EXERCISE NOTICE AND AGREEMENT

Business Resource Group
2150 North First Street
Suite 101
San Jose, CA 95131
Attention:  Chief Financial Officer

         1. Exercise of Option. The undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase ______ shares of the Common Stock (the "Shares") of Business Resource Group (the "Company") under and pursuant to the Company's 1995 Directors' Stock Option Plan and the Director Nonstatutory Stock Option Agreement dated GrantDate~ (the "Grant Agreement").

         2. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Grant Agreement.

         3. Federal Restrictions on Transfer. Optionee understands that the Shares must be held indefinitely unless they are registered under the Securities Act of 1933, as amended (the "1933 Act") or unless an exemption from such registration is available and that the certificate(s) representing the Shares may bear a legend to that effect. Optionee understands that the Company is under no obligation to register the Shares and that an exemption may not be available or may not permit Optionee to transfer Shares in the amounts or at the times proposed by Optionee.

         4. Tax Consequences. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultant(s) Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

         5. Delivery of Payment. Optionee herewith delivers to the Company the aggregate purchase price for the Shares that Optionee has elected to purchase and has made provision for the payment of any federal or state withholding taxes required to be paid or withheld by the Company.

         6. Entire Agreement. The Grant Agreement is incorporated herein by reference. This Agreement and the Grant Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof. This Agreement and the Grant Agreement are governed by California law except for that body of law pertaining to conflict of laws.

Submitted by:                          Accepted by:



OPTIONEE:                              BUSINESS RESOURCE GROUP

                                       By:
-----------------------------             --------------------------------

[OPTIONEE]


                                       Its:_______________________________


Address:                               Address:



____________________________________   [STREET ADDRESS]

____________________________________   [CITY ADDRESS]



Dated:_____________________________    Dated:_____________________________






                                      -2-